John Hancock INVESTMENTS

PROXY TABULATOR
P.O. BOX 859232
BRAINTREE, MA 02185-9232

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CALL: To vote by phone call toll-free 1-800-290-6430 and follow the recorded instructions.

LOG-ON: Vote on the internet at www.kingproxy.com/johnhancock and follow the on-screen instructions.

MAIL: Return the signed proxy card in the enclosed envelope.

PROXY **JOHN HANCOCK SOVEREIGN INVESTORS FUND** **PROXY**

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 30, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF JOHN HANCOCK SOVEREIGN INVESTORS FUND

The undersigned revoking previous proxies, hereby appoint(s) Charles Rizzo, John Danello, Salvatore Schiavone, Thomas Kinzler, Betsy Anne Seel, Christopher Sechler, Kinga Kapuscinski, Nicholas Kolokithas and Andrew Wilkins with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock Sovereign Investors Fund ("Sovereign Investors") which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of Sovereign Investors (the "Meeting") to be held at 601 Congress Street, Boston, Massachusetts 02210, on Wednesday, April 30, 2014, at 2:00 p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated March 3, 2014, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement and Prospectus.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET Dated ______________

Signature(s) (Title(s) if applicable) **(Sign in the Box)**

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

JHF05-PXC:1.04

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SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■	FOR	AGAINST	ABSTAIN
1. A proposal to approve an Agreement and Plan of Reorganization between John Hancock Sovereign Investors Fund ("Sovereign Investors") and John Hancock Large Cap Equity Fund (the "Acquiring Fund"). Under this agreement, Sovereign Investors would transfer all of its assets to the Acquiring Fund in exchange for shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of Sovereign Investors. The Acquiring Fund also would assume Sovereign Investors' liabilities.	☐	☐	☐

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

JHF05-PXC:1.03

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EVERY SHAREHOLDER'S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY